Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of December 31, 2010, between Herbst Gaming, LLC, a limited liability company duly organized and validly existing under the laws of Nevada (the “Borrower”), each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), and Wilmington Trust Company, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to a Credit Agreement dated as of the date hereof (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit by such Lenders to the Borrower.

To induce such Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).

Accordingly, the parties hereto hereby agree as follows:

SECTION 1.  Definitions, Etc.

SECTION 1.01  Credit Agreement Terms.  Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

SECTION 1.02  Certain Uniform Commercial Code Terms.  As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds” and “Promissory Note” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

SECTION 1.03  Defined Terms.  As used herein, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Account” has the meaning assigned to such term in Section 4.01(a).

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 2.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” has the meaning assigned to such term in the preamble hereto.

“Excluded Collateral” means (a) any property or assets which may not be pledged or in which a security interest may not be granted under the applicable Gaming Laws, or other applicable laws, or under the terms of any license, permit or authorization issued by a Gaming Board or any other Governmental Authority and (b) any lease, license, contract or agreement to which any Obligor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in clause (i) or (ii) above. Notwithstanding the foregoing, all proceeds of Excluded Collateral and, to the maximum extent permitted by law, all rights incident and appurtenant to the Excluded Collateral, shall constitute Collateral and shall be included within the property and assets over which a security interest is granted pursuant to this Agreement.

“Initial Pledged Shares” means the Equity Interests of each Subsidiary beneficially owned by any Obligor on the date hereof and identified in Schedule 2 to the Credit Agreement.

“Insolvency Proceeding” means:

(a)                                  any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor;

(b)                                 any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor or with respect to a material portion of its respective property;

(c)                                  any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

(d)                                 any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor; or

(e)                                  any other event described in clauses (h) or (i) of Section 8.01 of the Credit Agreement.

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and Trade Secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

“Issuers” means, collectively, (a) the respective Persons identified on Schedule 2 to the Credit Agreement under the caption “Subsidiary”, (b) any other Person that shall at any time be a Subsidiary of any Obligor, and (c) the issuer of any equity securities hereafter owned by any Obligor.

“Lenders” has the meaning assigned to such term in the preamble hereto.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Obligor” has the meaning assigned to such term in the preamble hereto.

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 2.

“Patents” means all inventions, discoveries, improvements and ideas, whether patentable or not, and all patents and patent applications therefor, with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Equity Interests of any Issuer now or hereafter owned by any Obligor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Equity Interests of any successor entity of any such merger or consolidation.

“Secured Obligations” means, collectively, (a) all obligations of the Obligors under the Loan Documents to pay the principal of and interest on the Loans and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Secured Parties or any of them under the Loan Documents, and all other obligations of the Obligors under the Loan Documents (including the Guaranteed Obligations), (b) all obligations of the Obligors to the Secured Parties or any of them hereunder and (c) all obligations of the Obligors to U.S. Bank National Association under any Cash Management Agreement, in each case strictly in accordance with the terms thereof, including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy, insolvency or other similar proceeding with respect to any Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent, U.S. Bank National Association (as a counterparty to any Cash Management Agreement with any Obligor), any other holder from time to time of any of the Secured Obligations and, in each case, their respective successors and assigns.

“Subsidiary Guarantor” has the meaning assigned to such term in the preamble hereto.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 2, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Trademarks” means all trademarks, service marks, trade names, trade dress, internet domain names, logos, symbols, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

“Trade Secrets” means all confidential and proprietary information and know-how, including processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

SECTION 1.04  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or modified from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Representations and Warranties.  Each Obligor represents and warrants to the Secured Parties that:

SECTION 2.01  Title.  Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein and (b) the Liens expressly permitted by Section 7.02 of the Credit Agreement.

SECTION 2.02  Names, Etc.  The full and correct legal name, type of organization, jurisdiction of organization and organizational ID number (if applicable) of each Subsidiary Guarantor as of the date hereof are correctly set forth in Schedule 2 to the Credit Agreement.

SECTION 2.03  Changes in Circumstances.  Such Obligor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (b) heretofore changed its name or (c) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

SECTION 2.04  Pledged Shares.  The Initial Pledged Shares constitute 100% of the issued and outstanding Equity Interests of each Issuer beneficially owned by such Obligor on the date hereof, whether or not registered in the name of such Obligor, and the Initial Pledged Shares are Certificated Securities.                 The Initial Pledged Shares are, and all other Pledged Shares in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Equity Interests issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Loan Documents or under such organizational instruments, and except for restrictions imposed by applicable Gaming Laws).

SECTION 2.05  Promissory Notes.  Annex 1 sets forth a complete and correct list of all Promissory Notes held by any Obligor on the date hereof.

SECTION 2.06  Intellectual Property.  Annex 2 sets forth under the name of such Obligor a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by such Obligor on the date hereof (or, in the case of any supplement to said Annex 2, effecting a pledge thereof, as of the date of such supplement).

Except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business that are listed in said Annex 2 (including as supplemented by any supplement effecting a pledge thereof), such Obligor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annex 2 (as so supplemented), and all registrations listed in said Annex 2 (as so supplemented) are, except as noted therein, in full force and effect, except in each case as could not be reasonably expected to have a Material Adverse Effect.

To such Obligor’s knowledge, (i) there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in said Annex 2 (as so supplemented) and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person, and no proceedings alleging such infringement have been instituted or are pending against such Obligor, and no written claim against such Obligor has been received by such Obligor, alleging any such violation, except in each case as could not be reasonably expected to have a Material Adverse Effect.

SECTION 2.07  Deposit Accounts, Securities Accounts and Commodity Accounts.  Schedule 4 to the Credit Agreement sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof.  No Obligor maintains any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the NYUCC) whose jurisdiction (determined in accordance with Section 9-304 of the NYUCC) is within a State of the United States.

SECTION 3.  Collateral.

SECTION 3.01  Grant of Security Interest.  As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively, referred to herein as “Collateral”):

(a)                                  all Accounts;

(b)                                 all As-Extracted Collateral;

(c)                                  all Chattel Paper;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                    all Equipment;

(g)                                 all Fixtures;

(h)                                 all General Intangibles;

(i)                                     all Goods, including all consumer goods, farm products, video lottery terminals, slot machines and other gaming devices and associated equipment (including gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463 or by similar provisions under other applicable laws), catalogs, machinery, tools, molds, dies, furniture, furnishings, trade fixtures, motor vehicles, aircraft, documented and undocumented vessels, ships and other watercraft and all other goods used in connection with or in the conduct of any Obligor’s business;

(j)                                     the Pledged Shares;

(k)                                  all Instruments, including all Promissory Notes;

(l)                                     all Intellectual Property;

(m)                               all Inventory;

(n)                                 all Investment Property, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o)                                 all Letter-of-Credit Rights;

(p)                                 the Collateral Account;

(q)                                 all other tangible and intangible personal property whatsoever of such Obligor;

(r)                                    whether characterized as Accounts, General Intangibles or otherwise, all rents, (including prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, instruction fees, membership charges and restaurant and snack bar revenues; and

(s)                                  all Proceeds of any of the Collateral, all Accessions to, and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor),

IT BEING AGREED, HOWEVER, that notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 3.01 attach to any Excluded Collateral.

Notwithstanding the foregoing, the parties hereby acknowledge and agree that the effectiveness and validity of the pledge of the Pledged Shares shall be subject to the prior approval of such pledge from all applicable Gaming Boards requiring such prior approval pursuant to all applicable Gaming Laws.  The parties further hereby agree that they shall work together in good faith, on a timely basis, to apply as soon as possible for all required prior approvals of the pledge of the Pledged Shares with all applicable Gaming Boards pursuant to all applicable Gaming Laws.  The pledge of the Pledged Shares shall only be valid and effective after prior approval of the pledge from all applicable Gaming Boards pursuant to all applicable Gaming Laws.

SECTION 4.  Cash Proceeds of Collateral.

SECTION 4.01  Collateral Account.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, or upon the instructions of the Required Lenders shall, cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the “Collateral Account”), that

(i)                                     to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a Securities Account in respect of which the Administrative Agent shall be the Entitlement Holder, and

(ii)                                  to the extent of any cash credited thereto shall be a Deposit Account in respect of which the Administrative Agent shall be the depositary bank’s customer, and into which each Obligor agrees to deposit from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant to any of the Loan Documents, or pursuant hereto, and into which the Obligors may from time to time deposit any additional amounts that it wishes to provide as additional collateral security hereunder.  The Collateral Account, and any money or other property from time to time therein, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.

SECTION 4.02  Proceeds.  Each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the Proceeds of any Collateral (including with respect to any Casualty Event) shall be received by it, such Obligor shall as promptly as possible deposit such Proceeds into the Collateral Account.  Until so deposited, following any such request all such Proceeds shall be held in trust by such Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Obligor.

SECTION 4.03  Withdrawals.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Section 4.03.  The Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion apply or cause to be applied

(subject to collection) the balance from time to time standing to the credit of the Collateral Account (regardless of the origin thereof) to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09.

SECTION 4.04  Investment of Balance in Collateral Account.  The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalents as the Administrative Agent shall determine, which Cash Equivalents shall be held in the name and be under the control of the Administrative Agent (and credited to the Collateral Account), provided that the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09.

SECTION 5.  Further Assurances; Remedies.  In furtherance of the grant of the security interest pursuant to Section 3, the Obligors hereby jointly and severally agree with the Administrative Agent for the benefit of the Secured Parties as follows:

SECTION 5.01  Delivery and Other Perfection.  Each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be reasonably requested by the Administrative Agent to create, preserve, perfect, continue, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such security interest and, without limiting the foregoing, shall:

(a)                                  if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by such Obligor, forthwith (x) subject to applicable Gaming Laws, deliver to the Administrative Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Administrative Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral; provided that, to the extent required by the applicable Gaming Laws, all such certificates or instruments representing Pledged Shares shall be held in the State of Nevada at a location approved by the Nevada State Gaming Control Board and shall be made available for inspection by agents or employees of the Nevada State Gaming Board upon request during normal business hours;

(b)                                 promptly upon request from the Administrative Agent, deliver to the Administrative Agent any and all Instruments constituting part of the Collateral (other than Instruments evidencing any receivables in an amount no greater than $250,000 individually or $1,000,000 in the aggregate (across all Obligors)), endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided that so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by such Obligor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Obligor (through the Borrower), make appropriate arrangements for making any Instrument delivered by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Administrative Agent, against trust receipt or like document);

(c)                                  promptly upon request from the Administrative Agent, enter into such control agreements, each in form and substance reasonably acceptable to the Administrative Agent, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and will promptly furnish to the Administrative Agent true copies thereof;

(d)                                 promptly from time to time upon the request of the Administrative Agent, execute and deliver such short-form security agreements as the Administrative Agent may reasonably deem necessary or desirable to protect the interests of the Administrative Agent in respect of that portion of the Collateral consisting of Intellectual Property;

(e)                                  promptly upon request of the Administrative Agent, cause the Administrative Agent to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) and within 120 days of such request deliver evidence of the same to the Administrative Agent;

(f)                                    execute and deliver and, subject to the consent thereto by the Administrative Agent, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto; and

(g)                                 assist the Administrative Agent in obtaining all approvals of any Gaming Board or other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement or by Article 8 or Article 9 of the NYUCC and, at the Administrative Agent’s request after and during the continuance of an Event of Default, to prepare, sign and file with the appropriate Gaming Board the transferor’s portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under the applicable Gaming Laws for approval of any sale or transfer of the Collateral pursuant to the exercise of the Administrative Agent’s remedies hereunder and under the Loan Documents.

SECTION 5.02  Other Financing Statements or Control.  Except as otherwise permitted under the Credit Agreement, no Obligor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties or (b) cause or permit any Person other than the Administrative Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

SECTION 5.03  Preservation of Rights; Limitations on Duties with respect to the Collateral.  The Administrative Agent shall be under no duty or obligation whatsoever to take steps necessary to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations.  The Administrative Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Obligor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.  The Administrative Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, including as to the preparation, filing or renewal of any Uniform Commercial Code financing statements.

The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by it in good faith.

The Administrative Agent shall comply with the conditions, if any, imposed by any Gaming Board in connection with the approvals of the security interest granted hereunder by the Obligors, including any conditions requiring the Administrative Agent to permit representatives of the Gaming Boards to inspect the Collateral.  The Administrative Agent shall not surrender possession of any certificates or instruments representing Pledged Shares to any party other than the Obligors without the prior approval of the Gaming Boards or as otherwise permitted by the applicable Gaming Laws.

SECTION 5.04  Special Provisions Relating to Certain Collateral.

(a)                                  Pledged Shares.

(i)                                     The Obligors will cause the Pledged Shares to constitute at all times 100% of the total number of Equity Interests of each Issuer then outstanding owned by the Obligors.  The Obligors will not cause, or permit, in the case of such Obligors’ Subsidiaries, any Issuer to issue any Equity Interests as Uncertificated Securities or seek to convert all or any part of the Pledged Shares into Uncertificated Securities.  The Obligors will not at any time cause, or permit, in the case of such Obligors’ Subsidiaries, any Issuer to issue any additional Equity Interests if the effect thereof would be to dilute in any way the interests of the Administrative Agent in any Pledged Shares or in any Issuer.

(ii)                                  So long as no Event of Default shall have occurred and be continuing, the Obligors shall have, subject to and in accordance with the Gaming Laws, the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Obligors jointly and severally agree that they will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(ii).

(iii)                               Unless and until an Event of Default shall have occurred and be continuing, the Obligors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iv)                              If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the other Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Obligors.

(b)                                 Intellectual Property.

(i)                                     For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)                                  Notwithstanding anything contained herein to the contrary, but subject to any provisions of the Loan Documents that limit the rights of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors.  In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time, upon the request of the respective Obligor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Obligors the license granted pursuant to clause (i) immediately above.  The exercise of rights and remedies under Section 5.05 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (ii).

(c)                                  Chattel Paper.  The Obligors will (i) deliver to the Administrative Agent each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Administrative Agent without the consent of the Administrative Agent would violate the rights of the Administrative Agent.

(d)                                 Deposit Accounts and Securities Accounts.

(i)                                     No Obligor shall establish or maintain, any Deposit Account or Securities Account, except for (i) in the case of Deposit Accounts, such Deposit Accounts maintained with a bank (as defined in Section 9-102 of the NYUCC) whose jurisdiction (determined in accordance with Section 9-304 of the NYUCC) is within a State of the United States and (ii) in the case of Securities Accounts, such Securities Accounts maintained with a securities intermediary (as defined in Section 8-102 of the NYUCC) whose jurisdiction (determined in accordance with Section 8-110 of the NYUCC) is within a State of the United States.

(ii)                                  Each Obligor shall, with respect to all Deposit Accounts and Securities Accounts on the date hereof (other than Exempted Bank Accounts), and with respect to any new Deposit Accounts and Securities Accounts established hereafter (other than Exempted Bank Accounts), at the time any such Deposit Account or Securities Account is established and subject to all applicable Gaming Laws, enter into such account control agreements (and obtain the written agreement with respect thereto from the applicable financial institution where each such Deposit

Account or Securities Account is located) as may be necessary to perfect the security interests granted by Section 3 of this Agreement and establish “control” with respect to such Deposit Accounts and Securities Accounts.

(iii)                               After the date hereof, no Obligor shall establish or maintain any new Deposit Account or Securities Account, except for Deposit Accounts and Securities Accounts meeting the requirements of this Section 5.04(d).

SECTION 5.05  Remedies.

(a)                                 Rights and Remedies Generally upon Default.  If an Event of Default shall have occurred and is continuing, the Administrative Agent shall have, subject to and in accordance with the Gaming Laws, all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the NYUCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)                                     the Administrative Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)                                  the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)                               the Administrative Agent may require the Obligors to notify (and each Obligor hereby authorizes the Administrative Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Administrative Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Obligor they shall be held in trust by such Obligor for the benefit of the Administrative Agent and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);

(iv)                              the Administrative Agent may require the Obligors to assemble the Collateral at such place or places, reasonably convenient to the Administrative Agent and the Obligors, as the Administrative Agent may direct (provided that the Obligors shall not be required to deliver Collateral consisting of gaming devices to a location in a jurisdiction where possession of such items is unlawful);

(v)                                 the Administrative Agent may apply the Collateral Account and any money or other property therein to payment of the Secured Obligations;

(vi)                              the Administrative Agent may require the Obligors to cause the Pledged Shares to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective

Obligor (through the Borrower) copies of any notices and communications received by it with respect to such Pledged Shares);

(vii)                           the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Administrative Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(viii)                        with respect to any Collateral located within or subject to the jurisdiction of a Gaming Board, the Administrative Agent may request such Gaming Board to petition such local judicial or administrative tribunal or other authority as may be deemed appropriate by the Administrative Agent for the appointment of a supervisor or similar official to conduct the normal gaming activities on the premises following the appointment of a receiver or similar remedy.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of any license granted to the Administrative Agent in Section 5.04(b), shall be applied in accordance with Section 5.09.

(b)                                 Certain Securities Act Limitations.  The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)                                  Notice.  The Obligors agree that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days’ notice shall be deemed to constitute reasonable prior notice.

(d)                                 Regulatory Matters.  The Administrative Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(i)                                     in the event that the Administrative Agent exercises one or more of the remedies set forth in this Section 5.05, including but not limited to the re-registration of the Pledged Shares pursuant to applicable Gaming Laws, such exercise of remedies would be deemed a separate transfer of the Pledged Shares and would require the separate and prior approval of the Gaming Board pursuant to applicable Gaming Laws as in effect on the date hereof; and

(ii)                                  the approval by the Gaming Board of this Agreement shall not act or be construed as the approval, either express or implied, for the Administrative Agent to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Board is required, without first obtaining such prior and separate approval of the Gaming Board to the extent then required by applicable law.

SECTION 5.06  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

SECTION 5.07  Locations; Names, Etc.  Without at least 30 days’ prior written notice to the Administrative Agent, no Obligor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Schedule 2 to the Credit Agreement, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

SECTION 5.08  Private Sale.  The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner and conducted in conformity with the requirements of applicable Gaming Laws.  Each Obligor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

SECTION 5.09  Application of Proceeds.  Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith or under the Loan Documents;

Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the Obligors, or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

SECTION 5.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the

Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 5.11  Perfection and Recordation.  Each Obligor authorizes the Administrative Agent to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Obligor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

SECTION 5.12  Termination; Releases of Collateral.

(a)                                 Upon both (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents and constituting Secured Obligations, and (ii) payment in full in cash of all other Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor, and to be released and canceled all licenses and rights referred to in Section 5.04(b).  The Administrative Agent shall also, at the expense of such Obligor, execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral as required by this Section 5.12.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction expressly permitted by the Loan Documents or with the consent of the Lenders as required under the Credit Agreement, then the Liens granted hereby solely with respect to such Collateral shall automatically terminate and the Administrative Agent shall, at the expense of such Obligor, execute and deliver to the respective Obligor all releases or other documentation reasonably requested by the respective Obligor to effect the termination and release of the Liens on such Collateral.

SECTION 5.13  Further Assurances.  Each Obligor agrees that, from time to time upon the written request of the Administrative Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

SECTION 5.14  Missouri Gaming Law Requirements.

(a)                                 For purposes below, “Missouri Gaming Laws” shall mean the statutes, regulations and law governing licensed riverboat gaming in the State of Missouri, including without limitation Chapter 313, RSMo, and 11 CSR Division 45, as the same may be amended from time to time; “Missouri Gaming Subsidiaries” means, collectively, any Subsidiary of any Obligor subject to the Missouri Gaming Laws; and “Missouri Pledged Shares” means Pledged Shares which are issued by any Missouri Gaming Subsidiary.

(b)                                 Notwithstanding anything to the contrary in this Agreement, (i) the pledge of and grant of a security interest in the Missouri Pledged Shares herein, the Administrative Agent’s rights and remedies with respect to such Missouri Pledged Shares, the enforcement of the Administrative Agent’s rights and remedies with respect to the Missouri Pledged Shares and the other terms of this Agreement affecting the Missouri Pledged Shares and any Missouri Gaming Subsidiary are subject to the Missouri Gaming Laws; (ii) the ownership interests evidenced by the Missouri Pledged Shares may not be transferred in any way pursuant to this Agreement (except for the security interest created hereunder) or any other pledge, hypothecation or security interest without separate notice to the Missouri Gaming Commission or other applicable Gaming Board at least 30 days prior to such transfer or as otherwise then permitted by then current applicable Gaming Laws and (iii) the transfer pursuant to this Agreement of any ownership interests in any Obligor subject to the Missouri Gaming Laws shall be subject to and made in accordance with the applicable Gaming Laws.  The Administrative Agent acknowledges (x) that upon such transfer, or upon the Administrative Agent having the power to vote any ownership interest in any Missouri Gaming Subsidiary, any license granted by the Missouri Gaming Commission shall be null and void unless the Missouri Gaming Commission or other applicable Gaming Board has approved such transfer by vote of the commissioners; and (y) that only Persons and entities licensed by the Missouri Gaming Commission are permitted to operate riverboat gaming facilities in Missouri or are permitted to supply, sell and transfer slot machines, electronic gaming equipment and other gaming equipment and gaming supplies in Missouri.

(c)                                  Notwithstanding anything in this Agreement to the contrary, this instrument shall not, and shall not be deemed to, pledge, hypothecate, grant a security interest or any other interest in, convey, transfer or otherwise assign in any way (i) any license issued by the Missouri Gaming Commission or any interest in a license issued by the Missouri Gaming Commission or (ii) slot machines, electronic gaming equipment and other gaming equipment and gaming supplies of any Missouri Gaming Subsidiary or otherwise located or to be located in the State of Missouri.

SECTION 6.  Miscellaneous.

SECTION 6.01  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as specified pursuant to and in the manner provided in Section 10.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.01.

SECTION 6.02  Waivers; Amendments.                         (a)                                 No Deemed Waivers; Remedies Cumulative.  No failure or delay by any Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)                                 Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with Section 10.02(b) of the Credit Agreement.  Any such waiver, amendment or modification shall be binding upon the Secured Parties and each Obligor.  Any amendment of this Agreement may require the approval of the applicable Gaming Boards and the parties agree that they shall notify all applicable Gaming Boards of any proposed amendment of this Agreement to the extent necessary under the applicable Gaming Laws.

SECTION 6.03  Expenses; Indemnity.  The Obligors jointly and severally agree to reimburse each of the Secured Parties for all reasonable costs and expenses incurred by any such Secured Party (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

SECTION 6.04  Successors and Assigns.  This terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent.  A successor to or assignee of the Administrative Agent’s rights and obligations under the Credit Agreement will succeed to the Administrative Agent’s rights and obligations under this Agreement.

SECTION 6.05  Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.06  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.07  Governing Law; Jurisdiction; Etc.

(a)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                                 Submission to Jurisdiction.  Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 6.08  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.09  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 6.10  Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

SECTION 6.11  Additional Subsidiary Guarantors.  As contemplated by Section 6.10 of the Credit Agreement, certain Subsidiaries of the Borrower formed or acquired after the date hereof, or certain other Subsidiaries not then a party hereto, may be required to become a “Subsidiary Guarantor” and an “Obligor” under this Agreement, by executing and delivering to the Administrative Agent an Assumption Agreement in the form of Exhibit C to the Credit Agreement.  Accordingly, upon the execution and delivery of any such Assumption Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” under and for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Assumption Agreement.  In addition, upon the execution and delivery of any such Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in the Credit Agreement and in Section 2 hereof.

SECTION 6.12  Compliance with Missouri Gaming Laws.  The Administrative Agent acknowledges that Missouri Gaming Laws do not presently permit the Administrative Agent to take possession of or foreclose upon any slot machine (as defined by Title 11, Division 45, Section 10.055 of the Missouri Code of State Regulations) located or to be located in the State of Missouri unless the Administrative Agent holds a license issued by the Missouri Gaming Commission, or possibly via a different mechanism that the Missouri Gaming Commission would find in compliance with Missouri Gaming Laws (which mechanism could include, subject to the Missouri Gaming Commission’s approval, the sale, transfer or disposition of such slot machines through or to a party holding a Class A license or a supplier’s license issued by the Missouri Gaming Commission).

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HERBST GAMING, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

SUBSIDIARY GUARANTORS

ZANTE, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

THE SANDS REGENT, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

PLANTATION INVESTMENTS, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

LAST CHANCE, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

DAYTON GAMING, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

E-T-T, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

MARKET GAMING, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

HGI — LAKESIDE, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

HGI — ST. JO, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

HGI — MARK TWAIN, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

CARDIVAN, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

CORRAL COUNTRY COIN, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

CALIFORNIA PROSPECTORS, LTD.

By	/s/ David Ross
Name: David Ross
Title: Manager

FLAMINGO PARADISE GAMING, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

THE PRIMADONNA COMPANY, LLC

By	/s/ David Ross
Name: David Ross
Title: Manager

WILMINGTON TRUST COMPANY,
as Administrative Agent

By	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

ANNEX 1

PROMISSORY NOTES

None.

ANNEX 2

INTELLECTUAL PROPERTY

I.  COPYRIGHT COLLATERAL

None.

II.  PATENT COLLATERAL

None.

III.  TRADEMARK COLLATERAL

Trademark	Record Owner	Serial No.	Filing Date	Registration No.	Registration Date
RAIL CITY	The Sands Regent	75/055,796	2/9/1996	2,126,132	12/30/1997
RAIL CITY	The Sands Regent	75/055,795	2/9/1996	2,124,254	12/23/1997
RAIL CITY	The Sands Regent	75/055,794	2/9/1996	2,124,253	12/23/1997
BUFFALO BILL’S RESORT & CASINO	The Primadonna Company, LLC	74/437,044	9/17/1993	1,874,879	1/17/1995
BUFFALO BILL’S RESORT & CASINO	The Primadonna Company, LLC	76/258,727	5/16/2001	N/A	N/A
BUFFALO BILL’S RESORT CASINO (and design)	The Primadonna Company, LLC	75/018,544	11/13/1995	2,003,237	9/24/1996
BUFFALO BILL’S RESORT CASINO (and design)	The Primadonna Company, LLC	75/018,542	11/13/1995	2,015,414	11/12/1996
BUFFALO BILL’S RESORT - CASINO WW (and design)	The Primadonna Company, LLC	74/669,075	5/2/1995	1,980,864	6/18/1996
DESPERADO (and design)	The Primadonna Company, LLC	75/018,372	11/13/1995	2,006,265	10/08/1996
PRIMADONNA RV VILLAGE (and design)	The Primadonna Company, LLC	75/018,540	11/13/1995	2,035,222	2/4/1997
PRIMM CENTER	The Primadonna Company, LLC	78/458,109	7/28/2004	2,930,995	3/8/2005
PRIMM REWARDS PLAYERS CLUB (and design)	The Primadonna Company, LLC	78/352,704	1/15/2004	3,177,732	11/28/2006
PRIMM VALLEY CASINO RESORTS	The Primadonna Company, LLC	76/572,212	1/23/2004	N/A	N/A

Trademark	Record Owner	Serial No.	Filing Date	Registration No.	Registration Date
BUFFALO BILL’S PRIMM VALLEY WHISKEY PETE’S
PRIMM VALLEY CASINO RESORTS BUFFALO BILL’S PRIMM VALLEY WHISKEY PETE’S	The Primadonna Company, LLC	76/572,213	1/23/2004	N/A	N/A
PRIMM VALLEY LOTTO STORE	The Primadonna Company, LLC	78/458,128	7/28/2004	2,930,997	3/8/2005
PRIMM VALLEY LOTTO STORE	The Primadonna Company, LLC	78/458,119	7/28/2004	2,930,996	3/8/2005
PRIMM VALLEY RESORT & CASINO	The Primadonna Company, LLC	76/302,813	8/3/2001	2,550,123	3/19/2002
PRIMM VALLEY RESORT & CASINO	The Primadonna Company, LLC	76/293,601	8/1/2001	2,578,383	6/11/2002
PRIMM VALLEY RESORT & CASINO	The Primadonna Company, LLC	76/293,602	8/1/2001	2,591,370	7/9/2002
PRIMM VALLEY RESORT & CASINO (and design)	The Primadonna Company, LLC	76/293,603	8/1/2001	2,582,010	6/18/2002
PRIMM VALLEY RESORT & CASINO (and design)	The Primadonna Company, LLC	76/293,604	8/1/2001	2,585,159	6/25/2002
PRIMM VALLEY RESORT & CASINO (and design)	The Primadonna Company, LLC	76/302,812	8/3/2001	2,550,122	3/19/2002
PRIMM VALLEY RESORTS	The Primadonna Company, LLC	76/305,179	8/23/2001	2,642,418	10/29/2002
PRIMM VALLEY RESORTS	The Primadonna Company, LLC	76/469,319	11/22/2002	2,781,650	11/11/2003
PRIMM VALLEY RESORTS	The Primadonna Company, LLC	76/305,180	8/23/2001	2,668,425	12/31/2002
PRIMM VALLEY RESORTS (and design)	The Primadonna Company, LLC	76/305,182	8/23/2001	2,662,345	12/17/2002
PRIMM VALLEY RESORTS (and design)	The Primadonna Company, LLC	76/305,181	8/23/2001	2,600,924	7/30/2002
PRIMM VALLEY RESORTS (and design)	The Primadonna Company, LLC	76/469,318	11/22/2002	2,781,649	11/11/2003
STAR OF THE DESERT ARENA	The Primadonna Company, LLC	74/613,223	12/19/1994	2,012,596	10/29/1996
STAR OF THE DESERT ARENA (and design)	The Primadonna Company, LLC	76/541,642	8/21/2003	2,883,905	9/14/2004
WHISKEY PETE’S	The Primadonna Company, LLC	74/086,921	8/13/1990	1,673,710	1/28/1992
WHISKEY PETE’S	The Primadonna Company, LLC	74/672,484	5/2/1995	1,959,074	2/27/1996

Trademark	Record Owner	Serial No.	Filing Date	Registration No.	Registration Date
WHISKEY PETE’S HOTEL & CASINO	The Primadonna Company, LLC	76/258,725	5/16/2001	2,573,440	5/28/2002
WHISKEY PETE’S HOTEL & CASINO	The Primadonna Company, LLC	76/258,726	5/16/2001	2,569,905	5/14/2002
WHISKEY PETE’S HOTEL CASINO (and design)	The Primadonna Company, LLC	75/018,549	11/13/1995	2,068,679	6/10/1997
WHISKEY PETE’S HOTEL CASINO (and design)	The Primadonna Company, LLC	76/258,670	5/16/2001	2,604,325	8/6/2002
WHISKEY PETE’S HOTEL CASINO (and design)	The Primadonna Company, LLC	75/018,543	11/13/1995	2,001,633	9/17/1996
WHISKEY PETE’S HOTEL CASINO (and design)	The Primadonna Company, LLC	76/258,671	5/16/2001	2,569,904	5/14/2002
PRIMADONNA RV VILLAGE	The Primadonna Company, LLC	75/018,540	11/13/1995	2,035,222	2/4/1997
THE DEPOT CASINO (Nevada)	Dayton Gaming, Inc.	N/A	N/A	NV3000011251	8/10/1998
PIONEER PETE’S	The Primadonna Company, LLC	N/A	8/12/1987	TN00210258	8/12/1997